UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

SEATTLE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-32405	91-1874389
(Commission File Number)	(IRS Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (425) 527-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2009, Seattle Genetics, Inc. (the “Company”) entered into a stock purchase agreement (the “Baker Purchase Agreement”) with Baker Brothers Life Sciences, L.P. (“BBLS”), an existing stockholder. The Baker Purchase Agreement provides that, subject to stockholder approval and customary closing conditions, BBLS and certain affiliated funds (the “Baker Entities”) will purchase a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), that would allow the Baker Entities to maintain their collective 17.03% beneficial ownership position in the Company after giving effect to both the sale of Common Stock in the Proposed Offering referenced under Item 8.01 below and the sale of Common Stock to the Baker Entities pursuant to the Baker Purchase Agreement (such number of shares, the “Baker Shares”). If the transactions contemplated by the Baker Purchase Agreement are consummated, the purchase price per share for the Baker Shares will be equal to the greater of the volume weighted average price at which the shares are sold by the prospective underwriter in the Proposed Offering referenced under Item 8.01 below during a specified period of time, and the price at which the shares are sold by the Company to UBS Investment Bank, the prospective underwriter. The Company has agreed to use commercially reasonable efforts to obtain stockholder approval for the transactions contemplated by the Baker Purchase Agreement by June 1, 2009, and if the Company does not receive such approval, the Baker Purchase Agreement will be terminated and the sale and issuance of the Baker Shares will not be consummated. In addition, in the event that the Proposed Offering referenced under Item 8.01 is not consummated, either the Company or BBLS may terminate the Baker Purchase Agreement. Felix Baker, Ph.D., one of our directors, is a Managing Member of Baker Brothers Life Sciences Capital (GP), LLC, the general partner of BBLS’s general partner. The foregoing is only a brief description of the material terms of the Baker Purchase Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Baker Purchase Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Baker Purchase Agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See the description set forth under Item 1.01 above, which is incorporated into this Item 3.02 by reference. The Baker Shares would, if issued, be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.

Item 8.01.	Other Events.

The Company plans to announce an underwritten public offering of its Common Stock (the “Proposed Offering”) as soon as practicable. UBS Investment Bank is expected to act as the sole manager for the Proposed Offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Stock Purchase Agreement, dated January 27, 2009, by and between the Company and Baker Brothers Life Sciences, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: January 27, 2009	By:	/S/ CLAY B. SIEGALL
Clay B. Siegall President and Chief Executive Officer

EXHIBIT INDEX

Number	Description
10.1	Stock Purchase Agreement, dated January 27, 2009, by and between the Company and Baker Brothers Life Sciences, L.P.